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                                                                    Exhibit 23.2


                              CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-3 of our report dated June 15, 2001, except for
Note 14 for which the date is June 21, 2001 relating to the financial statements and financial statement schedule, which appears in ViaSat, Inc.'s Annual Report on Form 10-K/A Amendment No. 1 for the year ended March 31, 2001. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS

San Diego, California
December 19, 2001